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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                         Date of report: October 8, 1997

                             WASTE TECHNOLOGY CORP.
             (Exact name of Registrant as specified in its Charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                       2-97045                    13-2842053
                Commission File Number          I.R.S Employer
                                             Identification Number

               5400 Rio Grande Avenue, Jacksonville, Florida 32254
                    (Address of Principal Executive Offices)

                                 (904) 355 5558
              (Registrant's Telephone number, including area code)

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Item 5. Other Events.

     The Company has prepared the following unaudited balance sheet as of August 31, 1997 which is being submitted to the National Association of Securities Dealers in order to establish that it is in compliance with the listing requirements of NASDAQ.

     The increase in Stockholder's Equity from the balance sheet for the period ending July 31, 1997 is the result of net income of $245,183 for the month of August, 1997 and the acquisition, by means of a merger with International Baler Corporation, formerly an 85% owned subsidiary, of the shares of the minority shareholders of International Baler Corporation through the issuance of common stock of the Company worth $171,403.

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                  WASTE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                 08/31/97      10/31/96
                                                Unaudited
ASSETS

Current Assets:
  Cash and cash equivalents                    $  506,506     $  140,000
  Accounts receivable, net of allowance
    for doubtful accounts of $91,000            2,077,107      1,410,956
  Inventories                                   2,950,042      3,162,208
  Prepaid expense and other current assets              -         43,208
  Deferred income tax asset                             -              -
                                               ----------     ----------
          Total current assets                  5,533,655      4,756,372

Property, plant and equipment at cost           3,675,283      3,633,276
  Less:  accumulated depreciation               1,317,691      1,104,633
                                               ----------     ----------
          Net property, plant & equipment       2,357,592      2,528,643

Other assets:
  Intangible assets, net                           61,929         67,152
  Other assets                                     15,621         18,049
                                               ----------     ----------
          Total other assets                       77,550         85,201
                                               ----------     ----------
          TOTAL ASSETS                         $7,968,797     $7,370,216

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                  WASTE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                     08/31/97        10/31/96
                                                    Unaudited
LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
  Revolving promissory note                         $   971,652    $   531,652
  Current maturities of long-term debt                  574,535        663,842
  Capital Lease Obligation                               15,304         14,281
  Accounts payable                                    1,417,515      1,031,224
  Accrued liabilities                                   530,741        498,284
  Customer deposits                                     868,107        683,324
                                                    -----------    -----------
          Total current liabilities                   4,377,854      3,422,607

Accrued legal fees                                            -        315,696
Long-term debt                                          182,851        210,324
Capital Lease Obligation, less current maturities       688,547        701,568
Minority interest in equity of subsidiary               337,962        509,369
                                                    -----------    -----------
          Total liabilities                           5,587,214      5,159,564

Stockholders' equity
  Common stock, par value $.01
    25,000,000 shares authorized;
    2,982,715 shares issued                              29,828         27,634
  Preferred stock, par value $.0001,
    10,000 shares authorized, none issued                     -              -
  Additional paid-in capital                          6,235,569      6,066,356
  Accumulated deficit                                (2,906,123)    (2,588,935)
                                                    -----------    -----------
                                                      3,359,274      3,505,055

Less: Treasury stock, 331,763 shares at cost            419,306        419,306
Less: Note receivable from shareholders                 558,385        875,097
                                                    -----------    -----------
          Total stockholders' equity                  2,381,583      2,210,652
                                                    -----------    -----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY            $ 7,968,797    $ 7,370,216

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be authorized on its behalf by the undersigned duly authorized.

Dated: October 8, 1997
                                        Waste Technology Corp.

                                        By: /s/ Morton S. Robson
                                            Morton S. Robson, Secretary